RXi Pharmaceuticals Announces $16.4 Million Placement of Common Stock

Financing Led by OPKO Health, Inc. and Frost Gamma Investments Trust, a Trust
Controlled by Phillip Frost, M.D.

Westborough, MA and Miami, FL – March 7, 2013 – RXi Pharmaceuticals Corporation (OTC: RXII), a biotechnology company focused on discovering, developing and commercializing innovative therapies addressing major unmet medical needs using RNA-targeted technologies, today announced that it has entered into definitive agreements related to a private placement of approximately 113 million shares of common stock at a price of $0.145 per share, for gross proceeds of approximately $16.4 million. The transaction is expected to close on or around March 12, 2013, subject to the satisfaction of closing conditions.

The financing was led by OPKO Health, Inc. (NYSE: OPK) and Frost Gamma Investments Trust, a trust controlled by Phillip Frost, M.D. Other participants included existing investors Tang Capital Partners, LP and RTW Investments, LLC as well as new institutional and accredited investors.

MTS Securities, LLC, an affiliate of MTS Health Partners, L.P., acted as sole placement agent in the transaction.

This press release will not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC registering the resale of the shares of common stock sold in the private placement.

About RXi Pharmaceuticals Corporation

RXi Pharmaceuticals Corporation (OTC: RXII) is a biotechnology company focused on discovering, developing and commercializing innovative therapies based on its proprietary, self-delivering RNAi platform. Therapeutics that use RNA interference, or “RNAi,” have great promise because of their ability to down-regulate the expression of a specific gene that may be over-expressed in a disease condition. Building on the pioneering work of scientific founder and Nobel Laureate Dr. Craig Mello, a member of the RXi Scientific Advisory Board, RXi’s first RNAi product candidate, RXI-109, which targets CTGF, entered into human clinical development in June 2012. For more information, please visit www.rxipharma.com.

About OPKO Health, Inc.

OPKO is a multinational biopharmaceutical and diagnostics company that seeks to establish industry leading positions in large, rapidly growing markets by leveraging its discovery, development and commercialization expertise and novel and proprietary technologies.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future expectations, planned and future development of RXi Pharmaceuticals Corporation’s products and technologies. Forward-looking statements about expectations and development plans of RXi’s products involve significant risks, and uncertainties: risks that RXi may not be able to successfully develop its candidates, or that development of RNAi-based therapeutics may be delayed or not proceed as planned, or that RXi may not successfully develop any RNAi-based products; risks that the development process for RXi’s product candidates may be delayed, risks related to development and commercialization of products by RXi’s competitors, risks related to RXi’s ability to control timing and terms of collaborations with third parties, and the possibility that other companies or organizations may assert patent rights preventing RXi from developing its products. Actual results may differ from those contemplated by these forward-looking statements. RXi does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release.

Contacts
RXi Pharmaceuticals Corporation
Tamara McGrillen, 508-929-3646
tmcgrillen@rxipharma.com

OPKO Health, Inc.
Steven D. Rubin, 305-575-4100
or
Juan F. Rodriguez, 305-575-4100